UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2022

CASEY'S GENERAL STORES, INC.
(Exact name of registrant as specified in its charter)

Iowa
(State or other jurisdiction of incorporation)

001-34700	42-0935283
(Commission File Number)	(I.R.S. Employer Identification Number)

One SE Convenience Blvd., Ankeny, Iowa
(Address of principal executive offices)

50021
(Zip Code)

515/965-6100
(Registrant's telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value per share	CASY	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 30, 2022, the Board of Directors (the “Board”) of Casey’s General Stores, Inc. (the “Company”) increased the size of the Board from eleven to twelve directors and appointed Michael Spanos to fill the vacancy created by the expansion of the Board. Mr. Spanos, who served as President and Chief Executive Officer of Six Flags Entertainment from 2019-2021 and, previously, in a number of executive leadership roles with PepsiCo, will stand for election at the Company’s 2023 annual shareholders’ meeting.

Mr. Spanos has also been appointed to serve on the Compensation Committee of the Board.

As a non-employee director, Mr. Spanos will be entitled to receive the same compensation payable to other non-employee directors of the Company, the most recent description of which is included in the Company's proxy statement (Schedule 14A) for the annual shareholders’ meeting that was held on August 30, 2022.

Mr. Spanos was not selected as a director pursuant to any arrangements or understandings with the Company or with any other person, and there are no transactions between the Company and Mr. Spanos that would require disclosure under Item 404(a) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On August 30, 2022, the Company held its 2022 annual shareholders’ meeting (the “2022 Annual Meeting”). In addition to the election of eleven directors, two other proposals were acted upon at the 2022 Annual Meeting, each of which is described briefly below. The matters voted upon, and results, were as follows:

The following eleven nominees were elected, by a majority of the votes cast at the 2022 Annual Meeting, to serve until the next annual shareholders’ meeting and until their successors are elected and qualified:

Nominee	For	Against	Abstentions	Broker Non-Votes
H. Lynn Horak	29,445,193	937,375	31,540	2,911,372
Diane C. Bridgewater	29,528,782	856,361	28,965	2,911,372
Sri Donthi	30,215,101	77,260	121,747	2,911,372
Donald E. Frieson	30,161,254	137,877	114,977	2,911,372
Cara K. Heiden	30,161,958	140,335	111,815	2,911,372
David K. Lenhardt	30,032,259	266,459	115,390	2,911,372
Darren M. Rebelez	30,294,612	82,385	37,111	2,911,372
Larree M. Renda	30,141,937	237,257	34,914	2,911,372
Judy A. Schmeling	30,015,856	285,568	112,684	2,911,372
Gregory A. Trojan	30,195,387	99,862	118,859	2,911,372
Allison M. Wing	30,194,432	107,412	112,264	2,911,372

The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2023, was ratified by a majority of the votes cast at the 2022 Annual Meeting:

For	Against	Abstentions	Broker Non-Votes
31,993,331	1,297,621	34,528	0

The advisory vote on the compensation of the Company’s named executive officers was approved by a majority of the votes cast at the 2022 Annual Meeting:

For	Against	Abstentions	Broker Non-Votes
29,435,495	889,424	89,189	2,911,372

Item 7.01. Regulation FD Disclosure.

On September 1, 2022, the Company issued a press release announcing the expansion of the Board and Mr. Spanos's appointment thereto. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.    Description

99.1        Press Release issued by Casey's General Stores, Inc. dated September 1, 2022

104        Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY'S GENERAL STORES, INC.

Dated: September 1, 2022	By:	/s/ Stephen P. Bramlage, Jr.
Stephen P. Bramlage Jr.
Chief Financial Officer